Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS THIRD QUARTER EARNINGS

Danville, VA, October 22, 2020 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported third quarter 2020 earnings of $7.2 million, or $0.66 per diluted common share. Those results compare to $8.7 million, or $0.78 per diluted common share, during the same quarter in the prior year, and net income of $5.5 million, or $0.50 per diluted common share, recognized for the second quarter of 2020. Earnings for the first nine months of 2020 were $21.3 million, or $1.93 per diluted common share, compared to $13.5 million, or $1.30 per diluted common share for the same period of 2019.  Earnings for the nine months of 2019 were impacted by $11.3 million in merger related expenses.

President and Chief Executive Officer Jeffrey V. Haley commented, “We are pleased to report a strong quarter given the continuing challenges our nation and economy face with the pandemic. Capital, liquidity and credit quality all remain strong. Earnings and overall profitability continue to be relatively strong, and core deposit growth continued during the quarter at a robust pace.”

Third quarter 2020 highlights include:

●	Earnings produced a return on average assets of 1.01% for the third quarter of 2020, compared to 0.80% in the previous quarter and 1.43% for the same quarter in the prior year.

●	Average deposits grew 4.7% during the quarter and 21.0% over the same quarter of 2019; the cost of deposits decreased to 0.52% in the third quarter, compared to 0.64% in the previous quarter and 1.00% in the same quarter of the prior year.

●	Net interest margin was 3.26% for the quarter, up from 3.22% in the second quarter of 2020 and down from 3.75% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues increased $457 thousand, or 11.9%, when compared to the previous quarter, and increased $121 thousand, or 2.9%, compared to the same quarter in the prior year.

●	Noninterest expense increased $1.7 million, or 13.7%, when compared to the previous quarter, and increased $348 thousand, or 2.5% when compared to the same quarter in the prior year.

●	The third quarter provision for loan losses totaled $2.6 million, which compares to a provision of $4.8 million for the previous quarter, and a recovery of $12 thousand in the same quarter in the prior year. The allowance for loan losses as a percentage of loans held for investment increased to 1.01% at period end. Excluding Paycheck Protection Program (“PPP”) loans, the allowance as a percentage of loans increased to 1.16% at period end.

●	Nonperforming assets as a percentage of total assets remained stable at 0.16% at September 30, 2020 and at June 30, 2020, and up from 0.15% at September 30, 2019.

●	Annualized net charge-offs were 0.01% for the third quarter of 2020, compared to zero for the corresponding quarter in the prior year and down from 0.06% for the second quarter of 2020.

●	During the third quarter of 2020, the Company continued to participate in the Small Business Administration’s PPP under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was intended to provide economic relief to small businesses that have been adversely impacted by the COVID-19 global pandemic. The Company had outstanding net PPP loans of $266.0 million at September 30, 2020, which compares to $264.0 million at June 30, 2020. The Company had net unamortized PPP loan origination fees with a balance of $6.8 million at September 30, 2020, which compares to $7.8 million at June 30, 2020.

NET INTEREST INCOME

Net interest income for the third quarter of 2020 was $21.5 million, an increase of $1.2 million, or 6.1%, from the prior quarter and an increase of $873 thousand, or 4.2%, from the third quarter of 2019. The third quarter of 2020 included $800,000 in cash basis accretion income related to the collection of a purchased loan previously charged off in a prior American National bank acquisition. The fully taxable equivalent (“FTE”) net interest margin for the quarter was 3.26%, up from 3.22% in the prior quarter and down from 3.75% in the same period a year ago (non-GAAP). The increase from second quarter was attributable to the increase in cash basis accretion during the period, partially offset by the full quarter impact of lower yielding PPP loans and the continuing effects of a significantly lower rate environment. The decrease from the same quarter in the prior period was attributable to lower yielding PPP loans coupled with a significantly lower rate environment.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the third quarter of 2020, net accretion related to acquisition accounting amounted to $861 thousand, compared to $948 thousand for the same period in 2019 and $801 thousand in the prior quarter. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the remaining three months of 2020 (estimated)	$530
For the years ending (estimated):
2021	1,850
2022	1,139
2023	697
2024	367
2025	266
Thereafter	978

ASSET QUALITY/LOAN LOSS PROVISION

Nonperforming assets (“NPAs”) totaled $4.6 million as of September 30, 2020 and June 30, 2020, and up from $3.7 million at September 30, 2019. NPAs as a percentage of total assets were 0.16% at September 30, 2020 and June 30, 2020, compared to 0.15% at September 30, 2019.

The provision for loan losses was $2.6 million for the third quarter of 2020, as compared to $4.8 million for the previous quarter and a recovery of $12 thousand for the same period in the previous year. A smaller provision was needed in the third quarter compared to the second as economic factors stabilized; however, the bank continues to see stress in certain industry segments, has an active Disaster Assistance Program, and recorded higher specific reserves during the period. The allowance for loan losses was $21.1 million at September 30, 2020, compared to $18.5 million at June 30, 2020 and $12.8 million at September 30, 2019. Annualized net charge-offs as a percentage of average loans outstanding was 0.01% for the third quarter of 2020, compared to 0.06% in the previous quarter and none for the same period in the prior year. The allowance as a percentage of loans held for investment was 1.01% at September 30, 2020, compared to 0.88% at June 30, 2020 and 0.71% at September 30, 2019. Excluding PPP loans, the allowance as a percentage of loans increased to 1.16% at September 30, 2020, compared to 1.01% at June 30, 2020 and 0.71% at September 30, 2019.

American National continues to utilize a Disaster Assistance Program during the pandemic for borrowers. At September 30, 2020, American National has provided interest only and payment deferrals to customers with balances amounting to $135.2 million, representing 6.5% of total loans held for investment, which compares to $395 million or 18.8% of outstanding loans held for investment at June 30, 2020. At September 30, 2020, in accordance with Section 4013 of the CARES Act, the Company has granted $15 million in second time payment or interest deferrals, representing less than 1% of total loans held for investment.

American National continues to use an incurred loss model for its allowance methodology and has not implemented the new current expected credit losses standard (“CECL”). CECL incorporates an estimation of expected losses over the life of the loans instead of the current model which is an incurred loss model. The CECL implementation guidance was amended in October 2019 allowing for the deferral of CECL for smaller reporting companies. American National qualified under this amendment and elected to defer the implementation until January 2023.

NONINTEREST INCOME

Noninterest income increased $457 thousand or 11.9% to $4.3 million for the quarter ended September 30, 2020 from $3.8 million in the prior quarter and increased $121 thousand or 2.9% from the same period in the prior year.  Mortgage banking income was higher by $137 thousand or 15.3% over the prior quarter primarily the result of increased mortgage loan refinance volumes due to the current low interest rate environment. Trust revenues were up $101 thousand or 10.6% over the previous quarter. Income from small business investment companies (“SBICs”) was up $217 thousand or 182.4% over the previous quarter. Comparing the third quarter of 2020 to the third quarter of 2019, the increase was reflective of increased mortgage banking income and trust revenues, offset by decreased service charges on deposit accounts and securities gains.

NONINTEREST EXPENSE

Noninterest expense for the third quarter of 2020 amounted to $14.1 million, up $1.7 million, or 13.7%, when compared to the $12.4 million for the previous quarter and up from $13.8 million or 2.5% when compared to the same period in the previous year. The increase from the second quarter of 2020 was a result of the deferral of salary expenses of $1.6 million related to PPP originations in the second quarter. The third quarter of 2019 reflected a small bank credit from the Federal Deposit Insurance Corporation (“FDIC”) assessment which accounted for the majority of the change period over period.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2020 was 20.0%, compared to 20.6% for the prior quarter and 21.1% for the same period in the prior year.

BALANCE SHEET

Total assets at September 30, 2020 were $2.9 billion, an increase of $38.8 million from June 30, 2020 and $448.8 million from the same quarter one year ago.  The improvement over the same period a year ago is primarily due to loan growth from the origination of PPP loans and an increase in cash and cash equivalents, partially attributable to the PPP deposits.

At September 30, 2020, loans held for investment (net of deferred fees and costs) were $2.1 billion, a decrease of $15.6 million or 3.0% annualized from June 30, 2020. Loans held for investment increased $281.6 million or 15.6%, from June 30, 2019. Excluding PPP loans, loans held for investment were only slightly higher year over year.

Deposits amounted to $2.5 billion at September 30, 2020, with growth of $38.9 million or 6.4% annualized from June 30, 2020 and $428.8 million or 21.0% annualized compared to the same quarter of 2019.  The growth over the prior quarter and prior period of 2019 relates to the continued growth in new accounts and higher average cash balances.  Customers have continued to maintain higher cash balances throughout the second and third quarters of 2020 as future liquidity needs remain uncertain.  This buildup of cash reserves primarily accounts for the significant increase over the same period of 2019.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.55% at September 30, 2020 as compared to 8.49% at June 30, 2020 and 9.50% at September 30, 2019.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $2.9 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 25 banking offices. American National Bank also manages an additional $884 million of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (6) accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	September 30
	2020	2019
Assets
Cash and due from banks	$35,633	$47,025
Interest-bearing deposits in other banks	234,638	95,592
Securities available for sale, at fair value	358,493	308,490
Restricted stock, at cost	8,707	8,621
Loans held for sale	6,789	5,646
Loans, net of unearned income	2,086,094	1,804,447
Less allowance for loan losses	(21,088)	(12,758)
Net Loans	2,065,006	1,791,689

Premises and equipment, net	39,979	39,261
Other real estate owned, net	999	1,353
Goodwill	85,048	84,633
Core deposit intangibles, net	6,482	8,165
Bank owned life insurance	28,278	27,612
Accrued interest receivable and other assets	33,252	36,442

Total assets	$2,903,304	$2,454,529

Liabilities
Noninterest-bearing deposits	$820,384	$604,498
Interest-bearing deposits	1,650,316	1,437,364
Total deposits	2,470,700	2,041,862
Customer repurchase agreements	41,906	38,924
Long-term borrowings	35,609	35,524
Other liabilities	23,108	20,973
Total liabilities	2,571,323	2,137,283

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized,
none outstanding	-	-
Common stock, $1 par, 20,000,000 shares authorized,
10,969,753 shares outstanding at September 30, 2020 and
11,116,250 shares outstanding at September 30, 2019	10,919	11,063
Capital in excess of par value	154,495	159,792
Retained earnings	163,855	147,030
Accumulated other comprehensive income (loss), net	2,712	(639)
Total shareholders' equity	331,981	317,246

Total liabilities and shareholders' equity	$2,903,304	$2,454,529

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Six Months Ended
	September 30		September 30
	2020	2019	2020	2019
Interest and Dividend Income:
Interest and fees on loans	$22,346	$22,470	$65,046	$60,737
Interest and dividends on securities:
Taxable	1,545	1,890	5,228	5,691
Tax-exempt	107	134	330	660
Dividends	122	135	382	324
Other interest income	59	329	356	853
Total interest and dividend income	24,179	24,958	71,342	68,265

Interest Expense:
Interest on deposits	2,118	3,655	7,908	9,647
Interest on short-term borrowings	42	166	237	516
Interest on long-term borrowings	524	515	1,523	1,423
Total interest expense	2,684	4,336	9,668	11,586

Net Interest Income	21,495	20,622	61,674	56,679
Provision for (recovery of) loan losses	2,619	(12)	8,331	(6)

Net Interest Income After Provision for
(Recovery of) Loan Losses	18,876	20,634	53,343	56,685

Noninterest Income:
Trust fees	1,054	979	3,019	2,826
Service charges on deposit accounts	618	783	1,880	2,101
Other fees and commissions	996	1,003	2,888	2,726
Mortgage banking income	1,030	710	2,472	1,702
Securities gains, net	-	105	814	575
Brokerage fees	170	183	553	516
Income from Small Business Investment Companies	98	143	34	174
Losses on premises and equipment, net	(15)	(2)	(97)	(89)
Other	341	267	1,059	773
Total noninterest income	4,292	4,171	12,622	11,304

Noninterest Expense:
Salaries and employee benefits	7,989	7,662	21,540	22,029
Occupancy and equipment	1,423	1,448	4,116	3,963
FDIC assessment (credit)	162	(175)	433	119
Bank franchise tax	426	411	1,277	1,113
Core deposit intangible amortization	402	448	1,246	961
Data processing	705	589	2,253	1,838
Software	353	287	1,112	932
Other real estate owned, net	28	47	34	16
Merger related expenses	-	-	-	11,322
Other	2,652	3,075	7,895	8,744
Total noninterest expense	14,140	13,792	39,906	51,037

Income Before Income Taxes	9,028	11,013	26,059	16,952
Income Taxes	1,801	2,321	4,808	3,487
Net Income	$7,227	$8,692	$21,251	$13,465

Net Income Per Common Share:
Basic	$0.66	$0.78	$1.93	$1.30
Diluted	$0.66	$0.78	$1.93	$1.30
Weighted Average Common Shares Outstanding:
Basic	10,966,645	11,127,603	10,983,729	10,341,919
Diluted	10,969,901	11,138,008	10,988,090	10,351,753

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Nine Months
	3rd Qtr	2nd Qtr	3rd Qtr	Ended September 30,
	2020	2020	2019	2020	2019
EARNINGS
Interest income	$24,179	$23,297	$24,958	$71,342	$68,265
Interest expense	2,684	3,037	4,336	9,668	11,586
Net interest income	21,495	20,260	20,622	61,674	56,679
Provision for (recovery of) loan losses	2,619	4,759	(12)	8,331	(6)
Noninterest income	4,292	3,835	4,171	12,622	11,304
Noninterest expense	14,140	12,432	13,792	39,906	51,037
Income taxes	1,801	1,422	2,321	4,808	3,487
Net income	7,227	5,482	8,692	21,251	13,465

PER COMMON SHARE
Net income per share - basic	$0.66	$0.50	$0.78	$1.93	$1.30
Net income per share - diluted	0.66	0.50	0.78	1.93	1.30
Cash dividends paid	0.27	0.27	0.27	0.81	0.77
Book value per share	30.26	29.86	28.54	30.26	28.54
Book value per share - tangible (a)	21.92	21.48	20.19	21.92	20.19
Closing market price	20.92	25.04	35.47	20.92	35.47

FINANCIAL RATIOS
Return on average assets	1.01%	0.80%	1.43%	1.05%	0.80%
Return on average equity	8.76	6.68	11.04	8.66	6.35
Return on average tangible equity (a)	12.66	9.85	16.31	12.60	9.23
Average equity to average assets	11.50	11.91	12.98	12.09	12.60
Tangible equity to tangible assets (a)	8.55	8.49	9.50	8.55	9.50
Net interest margin, taxable equivalent	3.26	3.22	3.75	3.32	3.70
Efficiency ratio (a)	53.00	49.74	53.79	52.40	57.25
Effective tax rate	19.95	20.60	21.08	18.45	20.57

PERIOD-END BALANCES
Securities	$367,200	$331,217	$317,111	$367,200	$317,111
Loans held for sale	6,789	2,845	5,646	6,789	5,646
Loans, net	2,086,094	2,101,711	1,804,447	2,086,094	1,804,447
Goodwill and other intangibles	91,530	91,932	92,798	91,530	92,798
Assets	2,903,304	2,864,539	2,454,529	2,903,304	2,454,529
Assets - tangible (a)	2,811,774	2,772,607	2,361,731	2,811,774	2,361,731
Deposits	2,470,700	2,431,776	2,041,862	2,470,700	2,041,862
Customer repurchase agreements	41,906	46,296	38,924	41,906	38,924
Long-term borrowings	35,609	35,588	35,524	35,609	35,524
Shareholders' equity	331,981	327,433	317,246	331,981	317,246
Shareholders' equity - tangible (a)	240,451	235,501	224,448	240,451	224,448

AVERAGE BALANCES
Securities (b)	$333,778	$315,659	$323,202	$339,701	$340,439
Loans held for sale	9,943	4,554	3,904	5,899	2,890
Loans, net	2,092,412	2,048,277	1,817,732	1,990,312	1,663,856
Interest-earning assets	2,648,990	2,525,998	2,207,935	2,483,908	2,054,087
Goodwill and other intangibles	91,749	92,161	93,077	91,883	77,154
Assets	2,870,213	2,755,470	2,426,678	2,706,359	2,243,343
Assets - tangible (a)	2,778,464	2,663,309	2,333,601	2,614,476	2,166,189
Interest-bearing deposits	1,619,960	1,564,430	1,443,947	1,560,204	1,347,532
Deposits	2,434,645	2,325,331	2,012,653	2,277,211	1,864,230
Customer repurchase agreements	45,689	43,716	39,470	43,649	39,265
Other short-term borrowings	-	-	1,986	1	3,502
Long-term borrowings	35,597	35,575	35,806	35,575	33,107
Shareholders' equity	330,038	328,051	314,980	327,231	282,644
Shareholders' equity - tangible (a)	238,289	235,890	221,903	235,348	205,490

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Nine Months
	3rd Qtr	2nd Qtr	3rd Qtr	Ended September 30,
	2020	2020	2019	2020	2019
CAPITAL
Weighted average shares outstanding - basic	10,966,645	10,959,545	11,127,603	10,983,729	10,341,919
Weighted average shares outstanding - diluted	10,969,901	10,963,248	11,138,008	10,988,090	10,351,753

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$18,507	$14,065	$12,786	$13,152	$12,805
Provision for (recovery of) loan losses	2,619	4,759	(12)	8,331	(6)
Charge-offs	(126)	(444)	(66)	(675)	(189)
Recoveries	88	127	50	280	148
Ending balance	$21,088	$18,507	$12,758	$21,088	$12,758

LOANS
Construction and land development	$151,613	$141,392	$143,788	$151,613	$143,788
Commercial real estate - owner occupied	382,121	388,947	348,857	382,121	348,857
Commercial real estate - non-owner occupied	608,954	589,821	534,362	608,954	534,362
Residential real estate	279,815	291,242	318,833	279,815	318,833
Home equity	111,448	114,397	122,074	111,448	122,074
Commercial and industrial	543,746	566,859	324,508	543,746	324,508
Consumer	8,397	9,053	12,025	8,397	12,025
Total	$2,086,094	$2,101,711	$1,804,447	$2,086,094	$1,804,447

NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$285	$375	$874	$285	$874
Nonaccrual	3,088	2,855	1,446	3,088	1,446
Other real estate owned and repossessions	1,210	1,346	1,353	1,210	1,353
Nonperforming assets	$4,583	$4,576	$3,673	$4,583	$3,673

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	1.01%	0.88%	0.71%	1.01%	0.71%
Allowance for loan losses to
nonperforming loans	625.20	572.97	549.91	625.20	549.91
Nonperforming assets to total assets	0.16	0.16	0.15	0.16	0.15
Nonperforming loans to total loans	0.16	0.15	0.13	0.16	0.13
Annualized net charge-offs
to average loans	0.01	0.06	0.00	0.03	0.00

OTHER DATA
Fiduciary assets at period-end (c) (d)	$569,095	$536,014	$546,407	$569,095	$546,407
Retail brokerage assets at period-end (c) (d)	$314,809	$301,096	$308,820	$314,809	$308,820
Number full-time equivalent employees (e)	341	345	365	341	365
Number of full service offices	25	26	28	25	28
Number of loan production offices	1	1	1	1	1
Number of ATMs	37	38	40	37	40

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end
of this release.
(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

Net Interest Income Analysis
For the Three Months Ended September 30, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$544,712	$320,802	$4,495	$3,820	3.28%	4.72%
Real estate	1,549,078	1,489,155	17,755	18,487	4.58	4.97
Consumer	8,565	11,679	144	209	6.69	7.10
Total loans (b)	2,102,355	1,821,636	22,394	22,516	4.26	4.94

Securities:
U.S. Treasury	10,541	-	3	-	0.11	-
Federal agencies & GSEs	61,405	127,956	287	767	1.87	2.40
Mortgage-backed & CMOs	194,585	133,121	942	851	1.94	2.56
State and municipal	46,432	45,830	294	330	2.53	2.88
Other	20,815	16,295	275	242	5.28	5.94
Total securities	333,778	323,202	1,801	2,190	2.16	2.71

Deposits in other banks	212,857	63,097	59	329	0.11	2.07

Total interest-earning assets	2,648,990	2,207,935	24,254	25,035	3.66	4.53

Non-earning assets	221,223	218,743

Total assets	$2,870,213	$2,426,678

Deposits:
Demand	$410,228	$324,058	56	119	0.05	0.15
Money market	580,200	453,873	475	1,415	0.33	1.24
Savings	206,493	176,673	24	94	0.05	0.21
Time	423,039	489,343	1,563	2,027	1.47	1.64
Total deposits	1,619,960	1,443,947	2,118	3,655	0.52	1.00

Customer repurchase agreements	45,689	39,470	42	150	0.37	1.51
Other short-term borrowings	-	1,986	-	12	-	2.42
Long-term borrowings	35,597	35,806	524	519	5.89	5.80
Total interest-bearing
liabilities	1,701,246	1,521,209	2,684	4,336	0.63	1.13

Noninterest bearing demand deposits	814,685	568,706
Other liabilities	24,244	21,783
Shareholders' equity	330,038	314,980
Total liabilities and
shareholders' equity	$2,870,213	$2,426,678

Interest rate spread					3.03%	3.40%
Net interest margin					3.26%	3.75%

Net interest income (taxable equivalent basis)			21,570	20,699
Less: Taxable equivalent adjustment (c)			75	77
Net interest income			$21,495	$20,622

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Nine Months Ended September 30, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$464,094	$302,750	$12,414	$10,609	3.57%	4.69%
Real estate	1,522,803	1,354,358	52,319	49,782	4.58	4.90
Consumer	9,314	9,638	451	485	6.47	6.73
Total loans (b)	1,996,211	1,666,746	65,184	60,876	4.36	4.87

Securities:
U.S. Treasury	7,292	-	47	-	0.86	-
Federal agencies & GSEs	70,604	135,937	1,147	2,475	2.17	2.43
Mortgage-backed & CMOs	198,528	124,258	3,144	2,353	2.11	2.52
State and municipal	43,345	64,084	871	1,348	2.68	2.80
Other	19,932	16,160	812	653	5.43	5.39
Total securities	339,701	340,439	6,021	6,829	2.36	2.67

Deposits in other banks	147,996	46,902	356	853	0.32	2.43

Total interest-earning assets	2,483,908	2,054,087	71,561	68,558	3.84	4.45

Non-earning assets	222,451	189,256

Total assets	$2,706,359	$2,243,343

Deposits:
Demand	$371,155	$299,769	294	245	0.11	0.11
Money market	550,063	432,980	2,254	3,962	0.55	1.22
Savings	192,632	163,525	101	201	0.07	0.16
Time	446,354	451,258	5,259	5,239	1.57	1.55
Total deposits	1,560,204	1,347,532	7,908	9,647	0.68	0.96

Customer repurchase agreements	43,649	39,265	237	461	0.73	1.57
Other short-term borrowings	1	3,502	-	51	0.50	1.94
Long-term borrowings	35,575	33,107	1,523	1,427	5.71	5.75
Total interest-bearing
liabilities	1,639,429	1,423,406	9,668	11,586	0.79	1.09

Noninterest bearing demand deposits	717,007	516,698
Other liabilities	22,692	20,595
Shareholders' equity	327,231	282,644
Total liabilities and
shareholders' equity	$2,706,359	$2,243,343

Interest rate spread					3.05%	3.36%
Net interest margin					3.32%	3.70%

Net interest income (taxable equivalent basis)			61,893	56,972
Less: Taxable equivalent adjustment (c)			219	293
Net interest income			$61,674	$56,679

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/
amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)				At or for the Nine Months
	3rd Qtr	2nd Qtr	3rd Qtr	Ended September 30,
	2020	2020	2019	2020	2019
EFFICIENCY RATIO
Noninterest expense	$14,140	$12,432	$13,792	$39,906	$51,037
Add/subtract: gain/loss on sale of OREO	(23)	8	(22)	12	55
Subtract: core deposit intangible amortization	(402)	(417)	(448)	(1,246)	(961)
Subtract: merger related expenses	-	-	-	-	(11,322)
	$13,715	$12,023	$13,322	$38,672	$38,809

Net interest income	$21,495	$20,260	$20,622	$61,674	$56,679
Tax equivalent adjustment	75	75	77	219	293
Noninterest income	4,292	3,835	4,171	12,622	11,304
Subtract: gain on securities	-	-	(105)	(814)	(575)
Add: loss on fixed assets	15	-	2	97	89
	$25,877	$24,170	$24,767	$73,798	$67,790

Efficiency ratio	53.00%	49.74%	53.79%	52.40%	57.25%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$22,394	$21,427	$22,516	$65,184	$60,876
Interest income - investments and other	1,860	1,945	2,519	6,377	7,682
Interest expense - deposits	(2,118)	(2,478)	(3,655)	(7,908)	(9,647)
Interest expense - customer repurchase
agreements	(42)	(66)	(150)	(237)	(461)
Interest expense - other short-term borrowings	-	-	(12)	-	(51)
Interest expense - long-term borrowings	(524)	(493)	(519)	(1,523)	(1,427)
Total net interest income	$21,570	$20,335	$20,699	$61,893	$56,972
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(48)	(48)	(46)	(138)	(139)
Tax benefit on nontaxable interest - securities	(27)	(27)	(31)	(81)	(154)
GAAP measures	$21,495	$20,260	$20,622	$61,674	$56,679

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	8.76%	6.68%	11.04%	8.66%	6.35%
Impact of excluding average goodwill
and other intangibles	3.90	3.17	5.27	3.94	2.88
Return on average tangible equity
(non-GAAP)	12.66%	9.85%	16.31%	12.60%	9.23%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	11.43%	11.43%	12.92%	11.43%	12.92%
Impact of excluding goodwill and
other intangibles	2.88	2.94	3.42	2.88	3.42
Tangible equity to tangible assets ratio
(non-GAAP)	8.55%	8.49%	9.50%	8.55%	9.50%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$30.26	$29.86	$28.54	$30.26	$28.54
Impact of excluding goodwill and
other intangibles	8.34	8.38	8.35	8.34	8.35
Tangible book value per share
(non-GAAP)	$21.92	$21.48	$20.19	$21.92	$20.19

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$21,088	$18,507	$12,758	$21,088	$12,758
Credit discount on purchased loans	7,896	9,868	12,937	7,896	12,937
Adjusted loan loss allowance	$28,984	$28,375	$25,695	$28,984	$25,695

Total loans, net	$2,086,094	$2,101,711	$1,804,447	$2,086,094	$1,804,447
Subtract: PPP loans, net	(265,941)	(264,022)	-	(265,941)	-
Total loans less PPP loans, net	$1,820,153	$1,837,689	$1,804,447	$1,820,153	$1,804,447

Adjusted loan loss allowance to
total loans less PPP loans, net	1.59%	1.54%	1.42%	1.59%	1.42%